Exhibit 10.1

EXECUTION VERSION

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT, dated as of December 30, 2015 (this “Agreement”) is made by American Airlines, Inc., a Delaware corporation (the “American”) and American Airlines Group Inc. (“AAG”) for the benefit of Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders pursuant to Section 6.8 of the Loan Agreement (as defined below) in connection with the merger of (i) US Airways, Inc., a Delaware corporation (“US Airways”), with and into American, with American being the surviving entity and (ii) US Airways Group, Inc. (“USAG”) with an into AAG, with AAG being the surviving entity (the “Internal Restructuring”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

WHEREAS, US Airways and/or USAG are party to (i) that certain $1,600,000,000 Loan Agreement, dated as of May 23, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among US Airways, AAG, the direct and indirect Subsidiaries of AAG and certain other affiliates of the Borrower party thereto from time to time, the Lenders party thereto and the Administrative Agent for the Lenders, (ii) that certain Guaranty dated as of May 23, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) by and among US Airways, each other grantor from time to time party thereto and the Administrative Agent, (iii) that certain Security Agreement dated as of May 23, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by and among US Airways, each other grantor from time to time party thereto and the Administrative Agent, (iv) that certain Spare Parts Mortgage and Security Agreement dated as of May 23, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”) by and among US Airways, each other grantor from time to time party thereto and the Administrative Agent, (v) that certain Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Arizona) dated as of August 12, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Leasehold Deed of Trust”) by US Airways to Fidelity National Title Insurance Company, as trustee, for the benefit of the Administrative Agent, and (vi) that certain Slot, Gate and Route Security Agreement dated as of May 23, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “SGR Security Agreement”) by and amount US Airways, each other grantor from time to time party thereto and the Administrative Agent.

WHEREAS, as of December 30, 2015 (the “Effective Date”), US Airways, American, USAG and AAG consummated the Internal Restructuring and American and AAG wish to enter into this Agreement to evidence American’s assumption of US Airways’ Obligations and AAG’s assumption of USAG’s Obligations under the Loan Agreement and the other Loan Documents.

WHEREAS, in connection with the Internal Restructuring, American and AAG intend to file or cause to be filed within four (4) months following the date of the Internal Restructuring, amendments to any UCC financing statements previously filed in respect of the Loan Documents in order to change the name of the debtor to American Airlines, Inc. or American Airlines Group Inc., as applicable.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by American, American, intending legally to be bound, hereby agree as follows:

1. Assumption. Pursuant to Section 6.8 of the Loan Agreement, by the execution of this Agreement: (a) American hereby (i) agrees for the benefit of the Administrative Agent and the Lenders that, as of the Effective Date, American assumes and undertakes the due and punctual performance and observance of all of the liabilities and obligations of US Airways, whenever accrued, pursuant to the Loan Agreement, and each of the other Loan Documents to which US Airways is a party and (ii) confirms that American (x) shall be deemed the party named as “Principal Obligor,” “Borrower” or “Grantor”, as applicable, for all purposes of the applicable Loan Agreement and each Loan Document and (y) shall be bound by, and shall perform and observe, all of the terms of each of the Loan Documents as if therein named the Principal Obligor, Borrower or Grantor, as applicable, and (b) AAG hereby agrees for the benefit of the Administrative Agent and the Lenders that, as of the Effective Date, AAG assumes and undertakes the due and punctual performance and observance of all of the liabilities and obligations of USAG, whenever accrued, pursuant to the Loan Agreement, and each of the other Loan Documents to which USAG is a party.

2. Agreement and Consent to File. American and AAG each agree that it shall make, or shall cause its representatives or agents on its behalf to make, all filings and recordings, including any filing under the UCC, as are necessary to evidence the Internal Restructuring and all filings necessary in order to preserve and protect the rights of the Administrative Agent under the Loan Agreement and the other Loan Documents and the Administrative Agent hereby consents to such filings and recordings. American hereby confirms that within the applicable period required by Law, it shall take all necessary steps to maintain the perfection of any security provided by US Airways.

3. Representations and Warranties. Each of American and AAG hereby represents and warrants that as of the date of this Agreement:

(a)	Each of American and AAG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a Citizen of the United States and has the corporate power and authority to enter into and perform its obligations under this Agreement and the Loan Agreement and the other Loan Documents;

(b)	the execution, delivery and performance by each of American and AAG of this Agreement (i) have been duly authorized by all necessary corporate action on the part of American or AAG, as applicable; and (ii) do not require any stockholder approval, except such as has been duly obtained, and do not and will not violate the certificate of incorporation or bylaws of American or AAG, as applicable, or any current law, governmental rule, regulation, judgment or order binding on American or AAG, as applicable; and

(c)	this Agreement has been duly executed and delivered by each of American and AAG, and this Agreement, the Loan Agreement and the other Loan Documents to which American or AAG is a party constitute the legal, valid and binding obligations of American and AAG enforceable against American and AAG in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and general principles of equity.

4. Notices. American’s address for notices given to the Borrower under the Loan Documents is:

Address:	American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155
United States of America
Tel:	+1 817 963-1234
Fax:	+1 817 967-4318
Attention:	Treasurer

5. Miscellaneous.

(a)	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(b)	No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which the enforcement of the amendment, modification or supplement is sought.

(c)	THIS AGREEMENT AND ANY CLAIM RELATED HERETO, WHETHER IN TORT OR IN CONTRACT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

(d)

In relation to any legal action or proceeding arising out of or in connection with this Agreement or any Loan Document, the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby, American, AAG and each of the parties, to the maximum extent permitted by applicable law, (i) irrevocably submits itself to the non-exclusive jurisdiction of each of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, each sitting in the Borough of Manhattan, and other courts with jurisdiction to hear appeals from such courts and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any Loan Document or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

(e)	This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto.

6. Further Assurances. American and AAG agree to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Administrative Agent to carry out the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, American and AAG have executed this Assumption Agreement as of the date first above written.

American Airlines, Inc.

By	/s/ Thomas T. Weir
Name:	Thomas T. Weir
Title:	Vice President and Treasurer

American Airlines Group Inc.

By	/s/ Thomas T. Weir
Name:	Thomas T. Weir
Title:	Vice President and Treasurer

Signature Page to Assumption Agreement (Citicorp North America, Inc.)

ACKNOWLEDGED:

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:	/s/ Scott Slavik
Name:	Scott Slavik
Title:	Vice President

Signature Page to Assumption Agreement (Citicorp North America, Inc.)